Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2005 04/12/2005 04/15/2005

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance

A	2.9300%	83,700,000.00	19,209,064.96	46,943.27	302,126.28	0.00	302,126.28	349,069.55	18,906,938.68
Factors per Thousand				0.56085149	3.60963297		3.60963297	4.17048447	225.88935102

B	3.3500%	6,300,000.00	1,445,843.54	4,039.85	22,740.69	0.00	22,740.69	26,780.54	1,423,102.85
Factors per Thousand				0.64124603	3.60963333		3.60963333	4.25087937	225.88934127

Pool Totals		90,000,000.00	20,654,908.50	50,983.12 0.56647911	324,866.97 3.60963300	0.00	324,866.97 3.60963300	375,850.09 4.17611211	20,330,041.53 225.88935033

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	46,902.00	41.27	46,943.27	2.9300%	0.00
B	4,036.20	3.65	4,039.85	3.3500%	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2005 04/12/2005 04/15/2005

Schedule of Remittance

Aggregate Amount Received	615,926.71
Amount Available in the Spread Account	1,706,106.81
Interest Earnings on Spread Account	2,804.83
Monthly Advances	0.00
(Servicing Fee) *	(25,139.34)
(Premium Protection Fee)	(26,459.26)
(Unreimbursed Monthly Advances)	0.00

Available Funds	2,273,239.75

Bond Interest Distributed	50,983.12
Bond Principal Distributed	324,866.97
Escrow Fee	1,032.75
Specified Spread Account Requirement	1,794,660.53
(Required for Spread Account)	0.00
Spread Excess Distributed to Spread Acct Depositor	101,696.38

2,273,239.75

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Collateral Information

Aggregate Beginning Principal Balance of Loans		20,654,908.50
Aggregate Ending Principal Balance of Loans		20,330,041.53
Principal Prepayments (Number / Amount)	3	140,306.97
Curtailments		2,811.61
Excess and Monthly Payments		181,748.39
Recoveries on Previous Realized Losses		86,941.74
Interest Received		204,118.00
Amount of Monthly Advance		0.00
Compensating Interest		280.01
Liquidated Losses (Current / Cumulative)	0.00	2,007,917.62
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	5,896,874.72
Specified Spread Account Requirement		1,794,660.53
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,896,356.91
Excess Spread / Extra Interest	64,123.02	66,634.50
Weighted Average SBA Loan Interest Rate		7.2914%
Weighted Average Maturity		147.578

Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposited in the account in error		$0.00
Servicing Compensation (paid prior month)		$22,554.48

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2005 04/12/2005 04/15/2005

Exhibit K

Outstanding Balance - Pool	20,330,041.53
# Accounts	300

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	138	10,293,859.37	50.634%
Delinquent 30-59 Days	4	160,247.54	0.788%
Delinquent 60-89 Days	2	132,869.69	0.654%
Delinquent 90-179	3	121,299.87	0.597%
Delinquent 180-719	2	367,344.00	1.807%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	149	11,075,620.47	54.480%

Outstanding Balance - Gross	72,318,652.59
# Accounts	300

Delinquent Information	# Loans	Pool Amount	Gross %

Delinquent 1-29 Days	138	35,228,558.99	48.713%
Delinquent 30-59 Days	4	640,988.77	0.886%
Delinquent 60-89 Days	2	531,478.24	0.735%
Delinquent 90-179	3	485,198.48	0.671%
Delinquent 180-719	2	1,189,317.82	1.645%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	149	38,075,542.30	52.650%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2005 04/12/2005 04/15/2005

Series 1998-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause		Class A	Class B	Pool
(ii)		229	229	229
(iii)		0	0	2
(iv)		0	0	0
(v)		0	0	2
(x) (a&b)	(i)	1	1	1
	(ii)	0	0	0
	(iii)	0	0	0
	total	1	1	1

(x) (c&d)	(i)	4	4	4
	(ii)	0	0	0
	(iii)	0	0	0
	(iv)	0	0	0
	(v)	0	0	0
	(vi)	0	0	0
	(vii)	0	0	0
	total	4	4	4

(xii)		226	226	226

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1998-1 Servicer’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2005 04/12/2005 04/15/2005

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1998 pertaining to Series 1998-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title:   Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300